INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Emergent Group, Inc.

        We consent to incorporation by reference in the registration statements on Form S-8 (No. 333-07925) 1995 Director Stock Option Plan Stock Plan, (No. 333-07927) 1995 Restricted Stock Agreement Plan, (No. 333-07923) 1995 Officer and Employee Stock Option Plan and (No. 333-20179) Employee Stock Purchase Plan of Emergent Group, Inc. of our report dated February 27, 1998, relating to the consolidated balance sheets of Emergent Group, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, which report appears in the 1997 Annual Report on Form 10-K of the Company.


                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                KPMG Peat Marwick LLP

Greenville, South Carolina
April 13, 1998